                                                                     EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                  AVANADE INC.

      The following Restated Articles of Incorporation are executed by the undersigned, a Washington corporation:

      1.    The name of the corporation is Avanade Inc.

      2. The text of the corporation's Restated Articles of Incorporation is as follows:

      FIRST: The name of the corporation is Avanade Inc. (hereinafter called the "CORPORATION").

      SECOND: The address of the registered office of the Corporation in the State of Washington is 2211 Elliott Avenue, Seattle, Washington 98121 and the name of the registered agent of the Corporation in the State of Washington at such address is Mark H. Voigts.

      THIRD: These Articles of Incorporation have been duly adopted pursuant to Chapter 23B.10 of the WBCA.

      FOURTH:

      A. Except as otherwise restricted by these Articles of Incorporation, the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the WBCA.

      B. The Corporation will not take any action in violation of Section 5.2 of the Second Amended and Restated Contribution and Stockholders Agreement dated as of December 31, 2001 (the "STOCKHOLDERS AGREEMENT") among the Corporation, Accenture LLP (together with its successors, "ACCENTURE") Accenture Ltd, Accenture International Sarl and Microsoft Corporation (together with its successors, "MICROSOFT") as the same may be duly amended from time to time, a copy of which is available for inspection at the Corporation's principal office.

      C. In anticipation that the Corporation and a Joint Venture Shareholder (as defined in paragraph 6 of this Section C of Article FOURTH) may engage in the same or similar activities or lines of business and have an interest in the same or similar areas of corporate opportunities, there will be benefits to be derived by the Corporation through its contractual, corporate and business relations with such Joint Venture Shareholder (including possible service of officers, partners and directors of such Joint Venture Shareholder as officers and directors of the Corporation) and there will be benefits in providing guidelines for directors, partners and officers of such Joint Venture Shareholder and its affiliates and of the Corporation with respect to the allocation of corporate opportunities and other matters; the provisions of this Section C of Article FOURTH, are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve such Joint Venture Shareholder and its officers, partners and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and shareholders in connection therewith; provided, however, that nothing in this Section C of Article FOURTH will impede the Corporation's ability to enter into contractual arrangements with a Shareholder of the Corporation, which arrangements restrict the shareholder from engaging in activities otherwise allowed by this Article FOURTH, and the following provisions shall be subject to any such contractual obligation of the Corporation.

            1. A Joint Venture Shareholder shall have the right to, and shall have no duty hereunder to refrain from, engaging in the same or similar activities or lines of business as the Corporation, doing business with any potential or actual customer or supplier of the Corporation, or employing or otherwise engaging any officer or employee of the Corporation. To the fullest extent permitted by law, neither a Joint Venture Shareholder nor any officer, partner or director thereof shall be liable to the Corporation or its Shareholders for breach of any fiduciary duty by reason of any such activities of such Joint Venture Shareholder, or the participation therein of such person. In the event that a Joint Venture Shareholder acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both such Joint Venture Shareholder and the Corporation, such Joint Venture Shareholder shall have no duty to communicate or present such corporate opportunity to the Corporation, and shall not be liable to the Corporation or its Shareholders for breach of any fiduciary duty as Shareholder of the Corporation by reason of the fact that such Joint Venture Shareholder pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

            2. In the event that a director or officer of the Corporation who is also a director, partner or officer of a Joint Venture Shareholder acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and such Joint Venture Shareholder, to the fullest extent permitted by law (a) such director or officer of the Corporation shall be deemed to have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its shareholders with respect to such corporate opportunity, (b) shall not be liable to the Corporation or its Shareholders for breach of any fiduciary duty by reason of the fact that such Joint Venture Shareholder or any of its affiliates pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person (including, without limitation, such Joint Venture Shareholder or any of its affiliates) or does not communicate information regarding such corporate opportunity to the Corporation, (c) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in or not opposed to the best interests of the Corporation, and (d) shall be deemed not to have breached his or her duty of loyalty to the Corporation or its shareholders and not to have derived an improper benefit therefrom, if such director or officer acts in a manner consistent with the following policy:

            (i) a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer or partner of a Joint Venture Shareholder, shall belong to the Corporation;

            (ii) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director, partner, officer or employee of a Joint Venture Shareholder shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to such Joint Venture Shareholder; and

            (iii) a corporate opportunity offered to any person who is an officer or employee of both the Corporation and a Joint Venture Shareholder shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer or employee of the Corporation, and otherwise shall belong to such Joint Venture Shareholder; and

            (iv)  to the extent not otherwise addressed in clauses (i) through
                  (iii) of this paragraph 2 of this Section C of Article FOURTH, a corporate opportunity offered to any person who is a director or officer of the Corporation, and who is also an employee but not an officer of a Joint Venture Shareholder shall belong to the Corporation if the place of principal employment of such person is the Corporation, and otherwise shall belong to such Joint Venture Shareholder; and a corporate opportunity offered to any person who is a director or officer of a Joint Venture Shareholder, and who is also an employee but not an officer of the Corporation shall belong to such Joint Venture Shareholder if the place of principal employment of such person is such Joint Venture Shareholder, and otherwise shall belong to the Corporation.

            3. Any corporate opportunity that belongs to a Joint Venture Shareholder or any of its affiliates or to the Corporation pursuant to the foregoing policy shall not be pursued by the other, unless and until the party to whom the opportunity belongs determines not to pursue the opportunity and so informs the other party. Notwithstanding the preceding sentence, if the party to whom the corporate opportunity belongs does not within 30 calendar days begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may then pursue such opportunity.

            4. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section C of Article FOURTH.

            5. Notwithstanding anything in these Articles of Incorporation to the contrary, (a) the foregoing provisions of this Section C of Article FOURTH shall expire with respect to a particular Joint Venture Shareholder on the date such Joint Venture Shareholder ceases to Beneficially Own Common Stock representing at least 10% of the voting power of the outstanding shares of Common Stock and no person who is a director or officer of the Corporation is also a director, partner or officer of such Joint Venture Shareholder; and (b) in addition to any vote of the shareholders required by these Articles of Incorporation, until the time that a Joint Venture Shareholder ceases to own beneficially Common Stock representing at least 10% of the voting power of the outstanding shares of Common Stock, the affirmative vote of the holders of at least 90% of the voting power of the outstanding shares of Common Stock shall be required to alter, amend or repeal (by merger or otherwise) in a manner adverse to the interests of such Joint Venture Shareholder, or adopt any provision adverse to the interests of such Joint Venture Shareholder and inconsistent with, any provision of this Section C of Article FOURTH. Neither the alteration, amendment or repeal of this Section C of Article FOURTH nor the adoption of any provision of these Articles of Incorporation inconsistent with this Section C of Article FOURTH shall eliminate or reduce the effect of this Section C of Article FOURTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section C of Article FOURTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

            6. For purposes of this Section C of Article FOURTH only:

                  (a) A director of the Corporation who is Chairman of the Board of Directors of the Corporation or a chairman of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the Bylaws of the Corporation), unless such person is a full-time employee of the Corporation.

                  (b) The terms "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. Without limiting the foregoing, any capital stock of the Corporation that may be converted to Common Stock at the option of the holder of such capital stock shall be deemed to be Beneficially Owned by such holder thereof.

                  (c) For either the Corporation or a Joint Venture Shareholder, as the context may require, the term "CORPORATE OPPORTUNITIES" shall consist of business opportunities which (1) the Corporation or such Joint Venture Shareholder is financially able to undertake, (2) are, from their nature, in the line or lines of the Corporation's of such Joint Venture Shareholder's business and are of practical advantage of it, and (3) are ones in which the Corporation or such Joint Venture Shareholder has an interest or reasonable expectancy.

                  (d) The term "CORPORATION" shall mean the Corporation together with its predecessor Delaware corporation, and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation Beneficially Owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

                  (e) The term "JOINT VENTURE SHAREHOLDER" shall mean either Accenture or Microsoft and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with subparagraph (d) of this paragraph 6) in which Accenture or Microsoft, as the case may be, Beneficially Owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests; provided, further that in the case of Accenture, such definition shall also include Accenture Ltd., a Bermuda company, and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation) in which Accenture Ltd. Beneficially Owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

      FIFTH:

      A. Authorized Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred fifty-five million (255,000,000) shares, which shall be divided into two classes as follows: one hundred five million (105,000,000) shares of preferred stock, par value $.0001 per share ("PREFERRED STOCK"), and one hundred fifty million (150,000,000) shares of common stock, par value $.0001 per share ("COMMON STOCK").

      B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated "SERIES A PREFERRED STOCK" and shall consist of one hundred million (100,000,000) shares. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below in this Section B of this Article FIFTH.

      The Board of Directors is hereby authorized to provide for the issuance of additional shares of Preferred Stock of another series and, by filing articles of amendment to the Articles of Incorporation pursuant to the applicable provisions of the WBCA (hereinafter referred to as a "PREFERRED STOCK DESIGNATION"), to establish , before the issuance of any shares of that series, the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:

            (i) the designation of the series, which may be by distinguishing number, letter or title;

            (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase (but only before the issuance of any shares of that series) or decrease (but not below the number of shares thereof then outstanding);

            (iii) whether dividends, if any, shall be cumulative or
                  noncumulative and the dividend rate of the series;

            (iv)  the dates on which dividends, if any, shall be payable;

            (v) the redemption rights and price or prices, if any, for shares of the series;

            (vi) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

            (vii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

            (viii) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

            (ix) restrictions on the issuance of shares of the same series or of any other class or series;

            (x)   restrictions on the transfer of shares; and

            (xi) the manner in which any facts ascertainable outside the Preferred Stock Designation shall operate upon the designations, preferences, rights and qualifications, limitations or restrictions of such series.

      The Common Stock shall be subject to the express terms of the Preferred Stock, if any, and any series thereof.

      The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are as follows:

      1. DEFINITIONS. For purposes of this Section B, the following definitions shall apply:

            (a) "ADDITIONAL COMMON STOCK" shall mean all Common Stock issued (or, pursuant to subsection 4(d)(ii) of this Section B of this Article FIFTH, deemed to be issued) by the Corporation after the Original Issue Date, other than Common Stock issued or issuable:

            (i)   upon conversion or exchange of Preferred Stock;

            (ii) as a dividend or distribution on Preferred Stock or any event for which adjustment is made pursuant to subsection 4(d)(v) of this Section B of this Article FIFTH;

            (iii) to vendors, lessors of equipment and other providers of goods or services to the Corporation or its subsidiaries when such issuances are approved by the Board of Directors and are issued in consideration for the provision of goods and services;

            (iv) to officers, directors and employees of, and consultants to, the Corporation ("Employees") in such number and manner as shall be determined by the Board of Directors, provided that the maximum number of shares of Common Stock issued by the Corporation pursuant to the exception contained in this clause
                  (iv) shall not exceed 30,000,000, and provided further, that the following shares shall not be counted against the 30,000,000 share limit: (i) any shares that have been made subject to an award to an Employee that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in vested and nonforfeitable shares); (ii) any shares issued to an Employee that are repurchased by the Company; and (iii) any shares delivered to the Company as full or partial payment of the exercise price of an Option; or

            (v) with the consent of two-thirds (2/3) of the then-outstanding Preferred Stock.

            (b) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

            (c) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

            (d) "JUNIOR SHARES" shall mean the Common Stock and any other class or series of shares of the Corporation that does not by its terms rank pari passu or senior to the Preferred Stock with respect to the receipt of dividends and the receipt of assets upon liquidation of the Corporation.

            (e) "LIQUIDATION PREFERENCE" shall mean an amount per share equal to
(i) the Original Issue Price per share for each outstanding share of Series A Preferred Stock, plus (ii) any declared but unpaid dividend, minus the amount of dividends actually paid by the Corporation, in respect of such share of Series A Preferred Stock (as appropriately adjusted for any share splits, share dividends, combinations, reclassifications and the like).

            (f) "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

            (g) "ORIGINAL ISSUE DATE" shall mean August 4, 2000.

            (h) "ORIGINAL ISSUE PRICE" shall mean $7.857143 per share (in each case as appropriately adjusted for any subsequent share splits, share dividends, reclassifications, combinations and the like).

            (i) "QUALIFIED PUBLIC OFFERING" shall mean a firm commitment underwritten public offering of Common Shares registered under the Securities Act, in which the public offering price per Common Share is at least $15.71 (as adjusted for any share dividends, share splits, combinations, recapitalizations or similar events).

      2. DIVIDENDS.

            (a) Dividend Preference. The holders of outstanding Series A Preferred Stock shall be entitled to receive quarterly dividends, out of any assets at the time legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of the Corporation) on any Junior Shares, at the rate of 8% per annum (compounded annually calculated on the basis of a 365 day year and the number of days actually elapsed since the Original Issue Date) of the Original Issue Price per share on each outstanding share of Series A Preferred Stock (as appropriately adjusted for any subsequent share splits, share dividends, combinations, reclassifications and the like), in each case payable when, as and if declared by the Board of Directors. All such dividends shall be non-cumulative.

            (b) Priority of Dividends. The Corporation shall make no Distribution to the holders of Junior Shares in any fiscal year unless and until dividends at the rate set forth in subsection (a) above shall have been paid upon all shares of Series A Preferred Stock for such fiscal year. Thereafter, in the event dividends are paid on any shares of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series A Preferred Stock in an amount per share (on an as-if-converted to Common Stock basis) equal to the amount paid or set aside for each share of Common Stock, with such dividend having the same record and payment dates as the dividend in respect to the Common Stock.

            (c) Distribution. As used in this section, "DISTRIBUTION" means the transfer of cash or property (including, without limitation, securities of the Corporation (other than Common Stock)) without consideration, whether by way of dividend or otherwise or the purchase of shares of the Corporation (other than purchases at cost in connection with the repurchase of Common Shares issued to or held by employees, consultants, officers and directors upon termination of their employment or services pursuant to agreements providing for the right of said repurchase) for cash or property.

      3. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution, or winding up of the Corporation or the deemed occurrence of such event pursuant to subsection (e) of this Section 3, either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

            (a) Amount of Liquidation Preference. The holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Junior Shares by reason of their ownership of such shares, the Liquidation Preference specified for each share of Series A Preferred Stock then held by them. If the assets and funds thus available for distribution among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of their full aforesaid preferential amount, then the entire amount of the assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the aggregate Liquidation Preference for such Series A Preferred Stock owned by each such holder.

            (b) Distribution after Payment of Liquidation Preferences. After payment has been made to the holders of the Series A Preferred Stock of the full preferential amount set forth in subsections (a) and (b) of this Section 3, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of Common Stock and Series A Preferred Stock on an as if converted into Common Stock basis and based on the number of shares held by each holder.

            (c) Deemed Liquidation. For purposes of this Section 3, at the election of the holders of a majority of the outstanding Series A Preferred Stock, the occurrence of any of the following events (a "SECTION 3(c) LIQUIDATION EVENT") shall be treated as a liquidation, dissolution or winding up for purposes of this Section 3: (i) a merger or consolidation of the Corporation with or into any other corporation or corporations, unless the shareholders of the Corporation immediately prior to any such transaction are holders of a majority of the voting power of the surviving corporation or acquiring corporation immediately thereafter (and for purposes of this calculation equity securities which any shareholder of the Corporation owned immediately prior to such merger or consolidation as a shareholder of another party to the transaction shall be disregarded) or (ii) a sale, lease or other transfer of all or substantially all of the assets of the Corporation and its subsidiaries on a consolidated basis (or any series of related transactions resulting in the sale or other transfer of all or substantially all of the assets of the Corporation and its subsidiaries on a consolidated basis).

            (d) Non-Cash Distribution. Whenever the distribution provided for in this Section 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

            (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

                  (A) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing;

                  (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                  (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined in good faith by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

            (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined in good faith by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

      4. CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

            (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time at the office of the Corporation or any transfer agent for the share of Series A Preferred Stock, into that number of fully-paid and nonassessable shares of Common Stock that is equal to the Original Issue Price for such share of Series A Preferred Stock divided by the appropriate Conversion Price. The initial Conversion Price per share of Series A Preferred Stock shall be $7.857143 and shall be subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted is hereinafter referred to as the "CONVERSION RATE". Upon any decrease or increase in the Conversion Price or the Conversion Rate, as described in this Section 4, the corresponding Conversion Rate or Conversion Price, as the case may be, shall be appropriately increased or decreased. Upon conversion, each share of Common Stock issued shall have a stated capital per share equal to the stated capital per share of the outstanding shares of Common Stock immediately prior to such conversion.

            (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into Common Stock at the then effective Conversion Rate for such share immediately upon the consummation of a Qualifying Public Offering.

            (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of such fractional shares as determined by the Board of Directors. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to subsection (b) of this Section 4, the outstanding Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, further, that the Corporation shall not be obligated to issue certificates evidencing the Common Stock issuable upon such automatic conversion unless either the certificates evidencing such Series A Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of shares of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Common Stock, plus any declared and unpaid dividends on the converted shares of share of Series A Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the share of Series A Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that if the conversion is in connection with the consummation of a Qualified Public Offering the conversion may, at the option of any holder tendering share of Series A Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such Qualified Public Offering.

            (d) Adjustments to Conversion Prices for Diluting Issues. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

            (i) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible shall be made, by adjustment in the Conversion Price of such Series A Preferred Stock in respect of the issuance of Additional Common Stock, unless the consideration per share for a share of Additional Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price of the share of Series A Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Common Stock.

            (ii)  Deemed Issuances of Additional Common Stock.

                  (A) Options and Convertible Securities. In the event that at any time or from time to time after the Original Issue Date, the Corporation shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then, for purposes of the definition of "ADDITIONAL COMMON STOCK," the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Common Stock (with respect to those shares of Series A Preferred Stock that have been previously issued) issued as of the time of such issue or, in the case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Common Stock shall not be deemed to have been issued with respect to an adjustment of the Conversion Price for the shares of Series A Preferred Stock that have been previously issued unless the consideration per share (determined pursuant to subsection
                  (d)(iv) of this Section 4) of such Additional Common Stock would be less than the Conversion Price of such Series A Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which shares of Additional Common Stock are deemed to be issued:

                  (1) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                  (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                  (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                        a. in the case of Convertible Securities or Options for
                  Common Stock only the Additional Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                        b. in the case of Options for Convertible Securities
                  only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to subsection (d)(iv) of this Section 4) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                  (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Common Stock between the original adjustment date and such readjustment date;

                  (5) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options issued on the same date, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and

                  (6) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this subsection (d)(ii) of this Section 4 as of the actual date of their issuance.

                  (B) Share Dividends, Share Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Common Stock shall be deemed to have been issued for no consideration and an adjustment shall be made pursuant to subsection (d)(iii) of this Section 4:

                  (1) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                  (2) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date shall have been fixed and such dividend shall not have been paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(d)(ii) as of the time of actual payment of such dividend.

            (iii) Adjustment of Conversion Price Upon Issuance of Additional
                  Common Stock. In the event the Corporation shall issue Additional Common Stock (including Additional Common Stock deemed to be issued pursuant to subsection (d)(ii) of this
                  Section 4, but excluding Additional Common Stock issued pursuant to subsection (d)(ii)(B) of this Section 4, to the extent dealt with in subsection (d)(v) of this Section 4), without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price for the Series A Preferred Stock shall be reduced, concurrently with such issue, to prices (calculated to the nearest cent) determined by multiplying each such Conversion Price by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue, plus
                  (2) the number of shares of Common which the aggregate consideration received by the Corporation for the total number of shares of Additional Common Stock so issued would purchase at that Conversion Price, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of such shares of Additional Common Stock so issued, provided that for the purposes of this subsection (d)(iii) of Section 4, all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding Options or Convertible Securities, as the case may be, shall be deemed to be outstanding, and immediately after any shares of Additional Common Stock are deemed issued pursuant to subsection (d)(ii) of this Section 4, such Additional Common Stock shall be deemed to be outstanding, and provided further that such Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

            (i) Determination of Consideration. For purposes of this Section 4(d), the consideration received by the Corporation for the issue of any Additional Common Stock shall be computed as follows:

                  (A) Cash and Property. Such consideration shall:

                  (1) insofar as it consists of cash, be computed as the net amount of cash received by the Corporation after deduction of any amounts paid or payable for accrued interest, accrued dividends, underwriting or similar commissions or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation;

                  (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                  (3) in the event shares of Additional Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, by the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

                  (B) Options and Convertible Securities. The consideration per share received by the Corporation for shares of Additional Common Stock deemed to have been issued pursuant to subsection
                  (d)(ii)(A) of this Section 4, relating to Options and Convertible Securities, shall be determined by dividing

                  (1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                  (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (v) Adjustments for Subdivisions, Combinations or Consolidation of Common Shares. In the event the outstanding shares of Common Stock shall be subdivided (by share split, or otherwise), into a greater number of shares of Common Stock, the Conversion Price for the

                  Series A Preferred Stock then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price for the Series A Preferred Stock then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

            (vi) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of shares equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

            (vi) Reorganization, Mergers, Consolidations, or Sales of Assets. Subject to Section 3 of Section B of this Article FIFTH, if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's and its subsidiaries' consolidated properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock held by them, the number of shares or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled upon such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 4 (including adjustment of the Conversion

                  Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

            (e) No Impairment. The Corporation will not, by amendment of these Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, consolidation, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

            (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

            (g) Notices of Record Date. In the event that the Corporation shall propose at any time:

            (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

            (ii) to offer for subscription pro rata to the holders of any class or series of its shares any additional shares of any class or series or any other securities or property, or to receive any other rights;

            (iii) to effect any reclassification or recapitalization of its
                  Common Stock outstanding involving a change in the Common Stock; or

            (iv) to merge with or into any other Corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of the Series A Preferred Stock at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in clauses (iii) and (iv) above. With regard to the matters referenced in clauses (iii) and (iv) above, such written notice shall describe the material terms and conditions of the proposed transaction.

            (h) Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation using its best efforts to obtain the requisite shareholder approval for any necessary amendment to these Articles of Incorporation.

            (i) Payment of Taxes. The Corporation will pay all taxes (other than taxes based on income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Stock upon conversion of Series A Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Stock in a name other than that in which the Series A Preferred Stock so converted were registered.

            (j) Multiple Classes of Common Stock. Notwithstanding anything to the contrary herein, in the event that the Corporation has two classes of Common Stock with different voting rights attaching thereto, the Series A Preferred Stock shall convert into the class of Common Stock with the greater number of votes per share.

      5. VOTING. The holders of Preferred Shares and the holders of Common Shares shall vote as a single class except as otherwise required by applicable law or provided in these Articles of Incorporation.

            (a) Series A Preferred Stock. Each holder of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such Series A Preferred Stock held by such holder of Series A Preferred Stock could then be converted immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. Except as otherwise required by applicable law, the holders of the Series A Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote, and may act by written consent in the same manner as the Common Stock and shall, except as otherwise provided herein, vote together with the Common Stock as a single class. The holders of Series A Preferred Stock shall be entitled to notice of any shareholders' meeting. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which Series A Preferred Stock held by each holder could be converted), shall be rounded to the nearest whole number (with one-half being rounded upward).

            (b) Separate Votes by Series A Preferred Stock. In addition to voting as a single class with the holders of Common Stock, the Series A Preferred Stock shall be entitled to a separate class vote on all matters brought to a vote of the shareholders of the Corporation, except for the election of directors of the Corporation. In addition, for as long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by applicable law, the vote or written consent of the holders of a majority of the outstanding Series A Preferred Stock shall be necessary for effecting or validating the following actions:

            (i) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or any increase or decrease (other than by conversion) in the authorized number of shares of Preferred Stock; or

            (ii) any authorization or any increase, whether by reclassification or otherwise, in the authorized amount of any class of shares or series of equity securities of the Corporation ranking pari passu or senior to the shares of Series A Preferred Stock in liquidation preference, voting or dividends.

      C. Common Stock

            (a) The holders of shares of Common Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors of the Corporation out of funds legally available for such purpose, subject to the rights of the holders of Series A Preferred Stock.

            (b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of this Corporation, the holders of the Common Stock shall be entitled together with the holders of the Preferred Stock to receive all the remaining assets of this Corporation (e.g., after payment of any liquidation preference to the holders of any Preferred Stock), tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock (or Common Stock receivable upon conversion of Series A Preferred Stock) held by each such holder.

            (c) Except as may otherwise be required by applicable law or these Articles of Incorporation, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter in respect of which the holders of Common Stock are entitled to vote.

      D. No Preemptive Rights. No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation, in each case except as provided in the Stockholders Agreement.

      E. No Cumulative Voting. The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of the Corporation.

      F. Shareholder Voting on Significant Transactions. In the case of any matter submitted to a vote of the shareholders of the Corporation for which the WBCA requires (unless the Articles of Incorporation provide otherwise) the approval of two-thirds of the votes in each voting group entitled to be cast thereon for such matter to be approved, pursuant to authority contained in the WBCA, the approval of a majority, rather than two-thirds, of the votes in each voting group entitled to be cast on such matter shall be sufficient for such matter to be approved. Without limiting the generality of the foregoing, such matters are intended to include, to the extent not inconsistent with the WBCA,
(a) amendment to these Articles of Incorporation, (b) a plan of merger, share exchange or consolidation of the Corporation with any other corporation; (c) the sale, lease, exchange or other disposition, whether in one transaction or a series of transactions, by the Corporation of all or substantially all of the Corporation's property other than in the usual and regular course of business; or (d) the dissolution of the Corporation. All amendments to these Articles of Incorporation must be submitted to a vote of the shareholders of the Corporation.

      G. Shareholder Action By Written Consent. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting or a vote if either:

            (a) the action is taken by written consent of all shareholders entitled to vote on the action; or

            (b) so long as the Corporation is not a public company, the action is taken by written consent of shareholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

      To the extent the WBCA requires prior notice of any such action to be given to nonconsenting or nonvoting shareholders, such notice shall be given at least one day before the date on which the action becomes effective. The form of the notice shall be sufficient to apprise the nonconsenting or nonvoting shareholder of the nature of the action to be effected, in a manner approved by the Directors of the Corporation or by the committee or officers to whom the Board of Directors has delegated that responsibility.

      SIXTH: The Corporation is to have perpetual existence.

      SEVENTH:

      A. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, except as may be otherwise specifically provided for or limited by statute, these Articles of Incorporation or the Bylaws of the Corporation. The number of directors of the Corporation shall be determined in the manner provided in the Bylaws of the Corporation and the Shareholders Agreement.

      B. In furtherance of, and not in limitation of, the powers conferred by applicable law, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that subject to the terms of the Shareholders Agreement, the Bylaws of the Corporation adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the shareholders having voting power with respect thereto.

      EIGHTH:

      A. Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, that being or having been such a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a director, officer, partner, trustee, employee or agent shall be indemnified and held harmless by the Corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including, without limitation, attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation or a director, officer partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in Section D of this Article EIGHTH with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board of Directors. The right to indemnification conferred in this Article EIGHTH shall be a contract right.

      B. No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 or any successor provision of the WBCA, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the Corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section 23B.08.560 or any successor provision of the WBCA is hereafter amended, the restrictions on indemnification set forth in this Section B of this Article EIGHTH shall be as set forth in such amended statutory provision.

      C. The right to indemnification conferred in this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.

      D. If a claim under Section A of this Article EIGHTH is not paid in full by the Corporation within 60 days after a written claim for such has been received by the Corporation, or a claim for an advancement of expenses under Section C of this Article EIGHTH, is not paid by the Corporation within 20 days after the receipt of the corresponding undertaking, then the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of any such claims. If the indemnitee is successful, in whole or in part, in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the indemnitee's reasonable expenses of litigating such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article EIGHTH upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

      E. Pursuant to Section 23B.08.560(2) or any successor provision of the WBCA, the procedures for indemnification and the advancement of expenses set forth in this Article EIGHTH are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the WBCA.

      F. Except as set forth in Section E of this Article EIGHTH, the right to indemnification and the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of these Articles of Incorporation or Bylaws of the Corporation, general or specific action of the Board of Directors or shareholders, contract or otherwise. Notwithstanding any amendment or repeal of this Article EIGHTH, or of any amendment or repeal of any of the procedures that may be established by the Board of Directors pursuant to this Article EIGHTH, any indemnitee shall be entitled to indemnification in accordance with the provisions of these Articles of Incorporation and such procedures with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

      G. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the authority or right to indemnify such person against such expense, liability or loss under the WBCA or other law. The Corporation may enter into contracts with any director, officer, partner, trustee, employee or agent of the Corporation in furtherance of the provisions of this Article EIGHTH and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article EIGHTH.

      H. In addition to the rights of indemnification set forth in Section A of this Article EIGHTH, the Corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the Corporation (a) with the same scope and effect as the provisions of this Article EIGHTH with respect to indemnification and the advancement of expenses of directors and officers of the Corporation; (b) pursuant to rights granted or provided by the WBCA; or (c) as are otherwise consistent with law.

      I. Any person who, while a director or officer of the Corporation, is or was serving (a) as a director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation or a majority owned subsidiary of the Corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the Corporation and entitled to indemnification and the advancement of expenses under Sections A and C of this Article EIGHTH.

      B. A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the WBCA as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

      NINTH: Subject to the terms of Articles FIFTH and EIGHTH of these Articles of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation or a

Preferred Stock Designation, and any other provisions authorized by the applicable laws of the State of Washington, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to this Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article NINTH; provided, however, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

      Dated: _______________, 2003

                                              AVANADE INC.

                                              By _____________________________
                                                 Mark H. Voigts, Secretary

                            CERTIFICATE ACCOMPANYING
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                  AVANADE, INC.

      The Restated Articles of Incorporation contain an amendment to the Articles of Incorporation requiring shareholder approval as described below.

      1. The name of the corporation is Avanade, Inc.

      2. Article Fifth(B)(1)(a) of the Company's Articles of Incorporation is amended in its entirety to read as follows:

                  1. DEFINITIONS. For purposes of this Section B, the following definitions shall apply:

                        (a) "ADDITIONAL COMMON STOCK" shall mean all Common
            Stock issued (or, pursuant to subsection 4(d)(ii) of this Section B of this Article FIFTH, deemed to be issued) by the Corporation after the Original Issue Date, other than Common Stock issued or issuable:

            (i)   upon conversion or exchange of Preferred Stock;

            (ii) as a dividend or distribution on Preferred Stock or any event for which adjustment is made pursuant to subsection 4(d)(v) of this Section B of this Article FIFTH;

            (iii) to vendors, lessors of equipment and other providers of goods or services to the Corporation or its subsidiaries when such issuances are approved by the Board of Directors and are issued in consideration for the provision of goods and services;

            (iv) to officers, directors and employees of, and consultants to, the Corporation ("Employees") in such number and manner as shall be determined by the Board of Directors, provided that the maximum number of shares of Common Stock issued by the Corporation pursuant to the exception contained in this clause
                  (iv) shall not exceed 30,000,000, and provided further, that the following shares shall not be counted against the 30,000,000 share limit: (i) any shares that have been made subject to an award to an Employee that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in vested and nonforfeitable shares); (ii) any shares issued to an Employee that are repurchased by the Company; and (iii) any shares delivered to the Company as full or partial payment of the exercise price of an Option; or

            (v) with the consent of two-thirds (2/3) of the then-outstanding Preferred Stock.

      3. The date of the adoption of the amendment by the shareholders of the corporation is October 24, 2003.

      4. The amendment was approved by the shareholders of the corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040, such approval was obtained by written consent in accordance with RCW 23B.07.040 and written notice to any nonconsenting shareholders has been given as provided in RCW 23B.07.040.

      Dated: _________________, 2003

                                              AVANADE INC.

                                              By _______________________________
                                                 Mark H. Voigts, Secretary

                                       -2-